Exhibit 10.3

AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT

This Amendment to Executive Severance Agreement (the “Amendment”) is entered into on this 28th day of September, 2010, by and between ModusLink Global Solutions, Inc. (formerly known as CMGI, Inc.), a Delaware corporation (the “Company”) and David J. Riley (“Executive”), but effective as of January 1, 2009;

WHEREAS, the parties have entered into an Executive Severance Agreement dated as of July 26, 2007 (the “Agreement”); and

WHEREAS, the parties mutually desire to amend the Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

Unless the context indicates otherwise, capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Agreement;

Section 3(c) is amended by substituting the following therefore:

“(c) The Executive agrees that after the Termination Date, but prior to payment of the severance pay called for by Section 3(a) or Section 3(b), as the case may be, he shall execute a waiver and release (including confidentiality and non-disparagement provisions), based on the Company’s standard form, of any and all claims he may have against the Company and its officers, employees, directors, parents, subsidiaries and affiliates. Executive understands and agrees that the payment of the severance benefits called for by this Agreement are contingent upon his execution and delivery to the Company of the previously described release of claims and such release being effective and not revoked on the sixtieth (60th) day following the Termination Date. The severance payable under Section 3(a) or Section 3(b), as applicable shall commence on the sixtieth (60th) day after the Executive’s Termination Date provided that the release of claims described above is effective on such date. If the release of claims is not effective on the sixtieth (60th) day after the Termination Date no severance benefits will be payable. Executive’s rights to the severance under Section 3(a) or Section 3(b) shall constitute the sole remedy of the Executive in the event of termination of the Executive’s employment. For purposes of this Agreement the Executive’s termination of employment shall mean his “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).”

The Agreement is affirmed, ratified and continued as amended hereby.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first written above.

MODUSLINK GLOBAL SOLUTIONS, INC.		EXECUTIVE

By:	/s/ Peter L. Gray	/s/ David J. Riley
	Peter L. Gray	David J. Riley

Its:	Executive Vice President and
General Counsel